Exhibit 99.1

Phio Pharmaceuticals Reports Second Quarter 2025 Financial Results and Provides Business Update

Clinical trial advances for INSTASYL siRNA lead product candidate PH-762

5th cohort enrolling patients in on-going clinical study

KING OF PRUSSIA, PA-(Newsfile Corp.-August 14, 2025) — Phio Pharmaceuticals Corp. (NASDAQ: PHIO) is a clinical-stage biopharmaceutical company developing therapeutics using its proprietary INTASYL® siRNA gene silencing technology to eliminate cancer. Phio today reported its financial results for the quarter ended June 30, 2025 and provided a business update.

Recent Corporate Updates

PH-762 Clinical Progress

Phio's ongoing Phase 1b dose escalation clinical trial (NCT 06014086) is designed to evaluate the safety and tolerability of neoadjuvant use of intratumoral PH-762 in Stages 1, 2 and 4 cutaneous squamous cell carcinoma (cSCC), Stage 4 melanoma, and Stage 4 Merkel cell carcinoma. To date, a total of 15 patients with cutaneous carcinomas have been treated across four cohorts in the Phase 1b trial. These cohorts included 13 patients with cSCC, one patient with metastatic melanoma and one patient with metastatic Merkel cell carcinoma. There have been no dose-limiting toxicities or clinically relevant treatment-emergent adverse effects in the patients who received intratumoral PH-762 in this trial. Moreover, PH-762 has been well tolerated in all enrolled patients in each escalating dose cohort. No patients exhibited clinical progression of disease during the treatment phase of this trial.

The cumulative pathologic responses in the 13 patients with cSCC include five with complete response (100% clearance), one patient with a near complete response (>90% clearance), one with a partial response (>50% clearance) and six patients with a pathologic non-response (< 50% clearance).

The Merkel cell carcinoma patient with stage 4 metastatic disease had a pathological partial response (>50% clearance). The melanoma patient was a non-responder (<50% clearance).

Phio is now enrolling what is expected to be the 5th and final cohort in the Phase 1b trial.

In addition, the Company entered into a comprehensive drug substance development services agreement with a U.S. manufacturing company.  The company will provide analytical and process development and cGMP manufacture of Phio’s lead development compound PH-762.

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Scientific News

In May 2025, Phio delivered a podium presentation for its INTASYL self-delivering siRNA technology at the Society of Investigative Dermatology (SID). The Company presented its Phase 1b clinical trial results to date. The Company also delivered podium presentations on its INTASYL compounds PH-762 and PH-894 in April 2025 at the 11th Annual Immunotherapy of Cancer (ITOC 11) conference in Munich, Germany. In June 2025, Phio presented interim data on its Phase 1b clinical trial at the American Society of Clinical Oncology (ASCO) conference.

Subsequent Events

On July 25, 2025, the Company entered into warrant inducement agreements with certain holders of the Company’s existing warrants to purchase an aggregate of 928,596 shares of common stock in connection with the exercise of common stock warrants issued between December 2024 and January 2025 with exercise prices between $2.00 and $2.485 per share. In connection with this financing, the Company raised approximately $2.2 million after expenses.

Financial Results

Cash Position

At June 30, 2025, the Company had cash and cash equivalents of approximately $10.8 million as compared with approximately $5.4 million at December 31, 2024.

Research and Development Expenses

Research and development expenses for the three months ended June 30, 2025 were $1.1 million compared to $0.9 million for the same period in 2024. The increase in research and development expenses was primarily driven by higher CRO pass-through costs associated with increased patient enrollment, as well as higher consulting and salary-related costs.

Research and development expenses for the six months ended June 30, 2025 were $1.9 million compared to $2.0 million for the same period in 2024. The fluctuation was immaterial and within expected operating ranges.

General and Administrative Expenses

General and administrative expenses for the three months ended June 30, 2025 were $1.2 million compared to $1.0 million for the same period in 2024. The increase in general and administrative expenses was primarily driven by an increase in salary-related costs.

General and administrative expenses for the six months ended June 30, 2025 were $2.2 million compared to $1.8 million for the same period in 2024. The increase in general and administrative expenses was primarily driven by an increase in salary-related costs.

Net Loss

Net loss was $2.2 million for the three months ended June 30, 2025 compared with $1.8 million for the same period in 2024. The increase in net loss was due to the changes in research and development and general and administrative expenses as described above.

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About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (NASDAQ: PHIO) is a clinical-stage siRNA biopharmaceutical company advancing its INTASYL® gene silencing technology focused on immuno-oncology therapeutics. Phio’s INTASYL compounds are designed to enhance the body’s immune cells to more effectively kill cancer cells. Phio’s lead clinical program is an INTASYL compound, PH-762, that silences the PD-1 gene implicated in various forms of skin cancer. The on-going Phase 1b trial (NCT# 06014086) is evaluating PH-762 for the treatment of cutaneous squamous cell carcinoma, melanoma, and Merkel cell carcinoma. PH-762 is a potential non-surgical treatment for skin cancers.

For additional information, visit the Company’s website, www.phiopharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. Examples of forward-looking statements contained in this press release include, among others, the possibility that our INTASYL® siRNA gene silencing technology will make the body’s immune cells more effective in killing cancer cells, the potential for PH-762 to present a viable non-surgical alternative for skin cancer, expectations regarding timing of enrollment, the expectations that we have sufficient capital to complete the treatment phase of our ongoing Phase 1b clinical trial, and statements regarding our clinical strategy, development plans and timelines and other future events.

 These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.  Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, results from our preclinical and clinical activities, our ability to execute on business strategies, the timing or likelihood of regulatory filings and approvals, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

Jennifer Phillips: jphillips@phiopharma.com

Corporate Affairs

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PHIO PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,
	2025	2024
Operating expenses:
Research and development	$1,074	$866
General and administrative	1,235	1,048
Total operating expenses	2,309	1,914
Operating loss	(2,309)	(1,914)
Total other income (expense), net	143	68
Net loss	$(2,166)	$(1,846)
Basic and diluted	$(0.45)	$(3.62)
Weighted average number of common shares outstanding
Basic and diluted	4,794,857	510,188

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PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	(Unaudited) June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$10,775	$5,382
Prepaid expenses and other current assets	519	354
Total current assets	11,294	5,736
Property and equipment, net	7	2
Total assets	$11,301	$5,738

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$235	$253
Accrued expenses	971	762
Total current liabilities	1,206	1,015
Total liabilities	1,206	1,015
Commitments and contingencies (Note 2)
Stockholders' equity:
Series D Preferred Stock, $0.0001 par value; 10,000,000 shares authorized, 0 issued and outstanding at June 30, 2025 and December 31, 2024	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 4,798,154 and 1,733,717 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	–	–
Additional paid-in capital	160,386	151,079
Accumulated deficit	(150,291)	(146,356)
Total stockholders' equity	10,095	4,723
Total liabilities and stockholders' equity	$11,301	$5,738

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